UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 7, 2011

PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(940) 325-3301

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 15, 2011, PHAZAR CORP filed a Form 8-K stating that NASDAQ had informed it that it was not in compliance with Listing Rules 5635(c) and 5250(c)(2) in connection with the 47,000 shares issued for services rendered and a 40,000 share option issued by the Company between 2003 and 2008 as referenced in the Company’s Form S-3/A filed January 27, 2011 due to lack of shareholder approval for those awards.   The 40,000 share option expired on April 6, 2011 unexecuted.

On April 7, 2011, PHAZAR CORP received notice from NASDAQ that its proposed compliance plan had been accepted and the matter was closed.  As part of this compliance plan, the PHAZAR CORP has reserved the 47,000 shares against its shareholder-approved 2009 Equity Compensation Plan and intends to place the 47,000 shares on its 2011 proxy statement for shareholder approval.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP

Date:	April 7, 2011	/s/ GARLAND P. ASHER
Garland P. Asher
President and Chief Executive Officer

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